Exhibit 99.1

For Immediate Release               Contact:    William J. Small
                                                Chairman, President and CEO
                                                First Defiance Financial Corp.
                                                (419) 782-5015
                                                bsmall@first-fed.com
                                                --------------------

          FIRST DEFIANCE ANNOUNCES THIRD QUARTER EARNINGS

          HIGHLIGHTS

     o Third quarter 2003 net income was $3.7 million or $.58 per diluted share, up 176% over third quarter 2002 diluted EPS.
     o Gains from sale of mortgage loans totaled $2.3 million for the 2003 third quarter and $6.6 million for the nine-month period ended September 30, 2003, increases of 93% and 192% respectively from 2002 amounts.
     o Results include recovery to reserve for impairment of mortgage servicing rights of $987,000 for the 2003 third quarter ($642,000 or $.10 per share after tax)
     o Net interest margin continues to improve, increasing 10 basis points from 2003 second quarter.
     o Asset quality remains strong. Net charge-offs just $26,000 for 2003 third quarter. Year-to-date charge-offs just $104,000.

          DEFIANCE, OHIO (October 20, 2003) -


                                  FlashResults
                  First Defiance Financial Corp. (Nasdaq: FDEF)
                                                          ----
                  (Numbers in Thousands, Except Per Share Data)

                                      3Q 2003      2Q 2003      3Q 2002      YTD 2003      YTD 2002
Tax-equivalent Net Interest Income   $   8,239    $   7,074    $   6,453    $   21,674    $   17,984
Net Income                           $   3,681    $   2,879    $   1,382    $    9,160    $   12,808
Net Income per Share                 $    0.58    $    0.46    $    0.21    $     1.46    $     1.92
Return on Average Equity                 12.14%        9.53%        4.48%        10.22%         6.18%
Return on Average Assets                  1.41%        1.23%        0.63%         1.29%         0.90%

     First Defiance Financial Corp. (NASDAQ: FDEF) today announced net income of $3.7 million or $.58 per diluted share for the quarter ended September 30, 2003 compared to $1.4 million or $.21 per share for the third quarter of 2002.

     Net income for the nine-month period ended September 30, 2003 was $9.2 million or $1.47 per share compared to $12.8 million or $1.92 for the same period in 2002. The 2002 results include discontinued operations of $9.3 million or $1.40 per share related to First Defiance's former Leader Mortgage subsidiary, which was sold to US Bank effective April 1,

2002. Income from continuing operations for the first nine months of 2002 before the cumulative effect of a change in accounting for goodwill was $3.7 million or $0.55 per share.

     "We are pleased and encouraged by the results of the just-completed quarter," commented William J. Small, First Defiance Chairman, President and Chief Executive Officer. "Our mortgage banking results were very strong once again and we also had a favorable recovery to our mortgage servicing impairment reserve. But what's especially encouraging to me is the continued growth in our commercial and non-residential real estate loan portfolios as well as the strengthening of our net interest margin. Those factors are keys to our future profitability. We also are pleased that the credit quality in our loan portfolio remains very good."

Mortgage Income Remains Strong, but Expected to Decline

     Continued heavy mortgage loan origination volumes significantly impacted results for both the September 30, 2003 quarter-end and year-to-date periods. Gains from the sale of mortgage loans totaled $2.3 million for the three months ended September 30, 2003 compared to $1.2 million for the same period in 2002, an increase of 93%. For the nine month period ended September 30, 2003, mortgage loan sale gains were $6.6 million compared with just $2.3 million for the same period in 2002, an increase of 192%.

     "There is no question that we've significantly benefited from this mortgage boom through the first nine months of 2003," said Mr. Small. "However, the increase in market interest rates during the third quarter has resulted in a substantial slow-down in our origination volume. We expect that with the lower volumes, our gains will fall below $750,000 for the 2003 fourth quarter. We expect that the decline in those gains will be partially offset by continued loan growth and margin improvement."

Mortgage Servicing Impairment Recovery Impacts Results

     The results for the 2003 third quarter were favorably impacted by a $987,000 recovery to the reserve for mortgage servicing rights ("MSR") impairment. Over the last several years through June 30, 2003 First Defiance was required to record reserves for impairment totaling $1.9 million as declining interest rates caused the estimated fair value of MSRs to fall below their recorded values. Increases in market interest rates for mortgages since June 30, 2003 resulted in increases in the estimated fair value of MSRs, allowing the Company to recover $987,000 of the previously recorded impairment reserves. The after-tax impact of the favorable 2003 third-quarter impairment adjustment was $642,000 or $.10 per share. During the 2002 third quarter, First Defiance increased its reserve for impairment, reducing income by $521,000 ($339,000 or $.05 per share after tax).

     Taking in to account the $606,000 of additions to the reserve for impairment recorded by First Defiance during the first half of 2003, the Company has a net $381,000 impairment recovery for the nine-months ended September 30, 2003 ($248,000 or $.04, after tax) compared to impairment charges of $785,000 ($510,000 or $.08, after tax) for the nine months ended September 30, 2002. The remaining reserve for impairment at September 30, 2003 was approximately $900,000.

Net Interest Margin Improves 10 Basis Points Over 2003 Second Quarter

     Net interest income for the three months ended September 30, 2003 was $7.8 million, a $1.6 million increase from the $6.2 million in net interest income reported for the same period in 2002. The improvement is due to continued loan growth, increased interest-earning assets, increased non-interest-bearing deposits and an improved interest rate spread. Some of the loan and deposit increases are attributable to the June 2003 acquisition of three banking offices from RFC Banking Company. The interest rate spread improved to 3.23% for the 2003 third quarter from 2.75% for the same period in 2002 as the Company's overall cost of funds dropped at a faster rate than the yield on interest-earning assets. The yields on average interest-earning assets declined 51 basis points, to 5.64% for the three months ended September 30, 2003 from 6.15% for the three months ended September 30, 2002. During those same periods, the average cost of interest-bearing liabilities decreased 98 basis points, to 2.41% for the quarter ended September 30, 2003 from 3.39% for the 2002 third quarter. The average balance of non-interest-bearing deposits increased to $52.0 million for the three months ended September 30, 2003, up from $32.1 million for the same period in 2002. As a result of the above factors, the net interest margin improved to 3.46% for the 2003 third quarter compared to 3.25% for the 2002 third quarter.

     "The continued improvement in our margin is a positive indicator for us," noted Mr. Small. "On a tax-equivalent basis our margin improved from 3.36% for the 2003 second quarter to 3.46% in the just-completed third quarter. If interest rates rise over the next 12 months, we'll see further margin improvement. We also are pleased that we continue to grow our loan portfolio during the third quarter as our non-residential real estate loans increased by $13.7 million (4.5%), our commercial loans increased by $5.7 million (4.6%) and our home equity loans increased by $4.4 million (7.4%) from the levels of just three months ago."

Credit Quality Ratios Remain Strong

     "Our credit quality in our loan portfolios also remains very good," continued Mr. Small. "Net charge-offs totaled just $26,000 for the 2003 third quarter, and year-to-date we have net charge-offs of only $104,000, which is just .02% of average loans on an annualized basis."

     At September 30, 2003 First Defiance had non-performing assets of $3.3 million compared to an allowance for loan losses of $8.6 million. The allowance for loan losses to non-performing loans was 288.3% and non-performing assets to total assets were just .32%. The Company's provision for loan losses for the 2003 third quarter was $497,000 compared to $386,000 for the 2002 third quarter. The increase in the loan loss provision over the prior year amount was required to maintain the allowance at an appropriate level considering the continued growth in the Company's commercial loan and non-residential real estate loan portfolios.

Branch Acquisition, Growth, Result in Increases in Non-Interest Income and
Expense

     Non-interest income increased to $4.8 million in the 2003 third quarter from $3.3 million in the 2002 third quarter, including gains from mortgage loan sales. Excluding mortgage activity, non-interest income increased to $2.6 million for the 2003 third quarter from $2.1 million in the 2002 period. This increase resulted from a $236,000 increase in service fee income, a $114,000 increase in insurance commission income and $211,000 of gains associated with bank-owned life insurance (BOLI), which was acquired in the fourth quarter of 2002.

     Non-interest expense totaled $6.8 million in the 2003 third quarter compared to $7.2 million for the same period in 2002. However, excluding the $987,000 impairment recovery from the 2003 amounts and the $521,000 impairment charge from the 2002 amounts, non-interest expenses increased to $7.8 million from $6.7 million. Of that $1.1 million increase, $651,000 was in compensation and benefits, $136,000 was in data processing fees and $242,000 was in other expenses including postage, office supplies, and a large charitable contribution. The increase in the level of overall expenses is due to the addition of the three new banking offices in June 2003 and staffing increases and other expenses necessary to support the Company's significant growth.

Year-To-Date Results

     For the nine months ended September 30, 2003, net interest income increased to $21.1 million from $17.5 million for the same period in 2002. The increase is due primarily to an increase in interest-earning assets and improvement in the interest rate spread. The net interest margin for the first nine months of 2003 was 3.40%, an increase from the 3.37% margin reported for the first nine months of 2002.

     The provision for loan losses for the first nine months of 2003 was $1.2 million, just a slight increase from the $1.1 million recorded during the nine months ended September 30, 2002. Non-interest expense between the two periods increased from $8.4 million in 2002 to $15.0 million in 2003. However, excluding gains from mortgage sales of $6.6 million and gains from the sale of securities of $919,000, non-interest income increased from $6.2 million to $7.4 million. Service fee income increased by $632,000 and income from BOLI made up another $616,000 of the increase. Non-interest expense between the two periods increased to $21.5 million for the nine months ended September 30, 2003 compared to $19.5 million for the same period in 2002. Compensation and benefits contributed most of the increase, as those costs were $12.0 million for the first nine months of 2003 compared to $10.4 million for the same period in 2002. Data processing costs increased by $304,000 between those periods while other expenses increased by approximately $468,000.

Outlook For Balance of 2003 and for 2004

     "We are pleased with the results for 2003 and optimistic about our prospects for continued profitability," noted Mr. Small. "We have successfully integrated the new offices into our branch network and we also continue to have strong growth in the commercial lending area. We are constructing our third office in Findlay, Ohio in an attractive east-side location and plan to have that banking center in operation before the end of the year. In addition, construction is on-going on a banking center in the Toledo, Ohio suburb of Maumee where we have a highly successful loan production office. That banking office should open sometime in the first quarter of 2004."

     "We believe these new branches will help to fuel continued growth," said Mr. Small. "We have a big challenge ahead in 2004 as we try to replace the mortgage banking income that had been a huge source of earnings. With continued growth in our loan portfolio and the margin improvement that will result from an improved balance sheet mix and hopefully higher interest rates, I think we are well positioned to meet that challenge."

Conference Call

     First Defiance Financial Corp. will host a conference call at 11:00 a.m.
(EST) on Tuesday, October 21, 2003 to discuss the earnings results and business trends. The conference call may be accessed by calling 888-880-1525. The passcode for the conference call is "First Defiance." The conference identification number for the call is 3159821. Participants should be prepared to provide both the passcode and conference identification number to access the call.

     Internet access to the call is also available (in listen-only mode) at the following Web address:
http://www.firstcallevents.com/service/ajwz389831901gf12.html.

     The audio replay of the Internet Web cast will be available at www.fdef.com
until November 28, 2003.                                            ------------

About First Defiance Financial Corp.

     First Defiance Financial Corp., headquartered in Defiance, OH, is the holding company for First Federal Bank of the Midwest and First Insurance and Investments. First Federal operates 17 full service branches, one commercial loan production office and 23 ATM locations in northwest Ohio. First Insurance and Investments is the largest property and casualty insurance agency in the Defiance, OH area and it also specializes in life and group health insurance and financial planning. For more information, visit the company's Web site at www.fdef.com.
-------------

                  -Financial Statements and Highlights Follow-

Safe Harbor Statement

Statements contained herein, including management's expectations, and Mr. Small's comments, may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions. The Company assumes no responsibility to update this information. For more details, please refer to the Company's SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.


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Consolidated Balance Sheets
First Defiance Financial Corp.

                                                                 September 30,   December 31,  September 30,
(in thousands)                                                       2003            2002          2002
--------------------------------------------------------------------------------------------------------------

Assets
Cash and cash equivalents
     Cash and amounts due from depository institutions           $    20,153    $    17,263    $    19,809
     Interest-bearing deposits                                        25,322         11,395         27,561
                                                                 -----------    -----------    -----------
                                                                      45,475         28,658         47,370
Securities
     Available-for sale, carried at fair value                       175,018        209,604        208,983
     Held-to-maturity, carried at amortized costs                      2,953          3,921          4,358
                                                                 -----------    -----------    -----------
                                                                     177,971        213,525        213,341
Loans held for sale                                                   11,594         15,336          8,920
Loans                                                                718,877        568,537        544,545
Allowance for loan losses                                             (8,577)        (7,496)        (7,256)
                                                                 -----------    -----------    -----------
Loans, net                                                           721,894        576,377        546,209
Mortgage servicing rights                                              3,041          2,090          1,680
Accrued interest receivable                                            5,038          4,533          4,924
Federal Home Loan Bank stock and other interest-bearing assets        17,589         18,302         21,950
Bank Owned Life Insurance                                             15,760         15,144           --
Office properties and equipment                                       23,104         19,958         20,308
Real estate and other assets held for sale                               324            206            371
Goodwill                                                              20,548          3,636          3,602
Other assets                                                           2,198          1,816          3,994
                                                                 -----------    -----------    -----------
     Total Assets                                                $ 1,032,942    $   884,245    $   863,749
                                                                 ===========    ===========    ===========

Liabilities and Stockholders' Equity
Non-interest-bearing deposits                                    $    52,190    $    43,936    $    34,542
Interest-bearing deposits                                            683,217        555,637        556,250
                                                                 -----------    -----------    -----------
      Total deposits                                                 735,407        599,573        590,792
Advances from Federal Home Loan Bank                                 153,967        149,096        131,184
Notes payable and other interest-bearing liabilities                   9,726          4,308          3,229
Advance payments by borrowers for tax and insurance                      153            316            226
Deferred taxes                                                         1,957          2,299          2,353
Other liabilities                                                      8,553          8,543         11,077
                                                                 -----------    -----------    -----------
      Total liabilities                                              909,763        764,135        738,861
Stockholders' Equity
      Preferred stock                                                   --             --             --
      Common stock                                                        63             64             67
      Additional paid-in-capital                                      50,367         50,702         53,030
      Stock acquired by ESOP                                          (1,962)        (2,387)        (2,281)
      Deferred compensation                                              (16)           (30)           (43)
      Accumulated other comprehensive income                           5,322          6,455          6,493
      Retained earnings                                               69,405         65,306         67,622
                                                                 -----------    -----------    -----------
      Total stockholders' equity                                     123,179        120,110        124,888
                                                                 -----------    -----------    -----------
      Total liabilities and stockholders' equity                 $ 1,032,942    $   884,245    $   863,749
                                                                 ===========    ===========    ===========
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Consolidated Statements of Income (Unaudited)
First Defiance Financial Corp.
                                                                         Three Months Ended     Nine Months Ended
                                                                           September 30,           September 30,
(in thousands, except per share amounts)                                  2003        2002       2003         2002
-------------------------------------------------------------------------------------------------------------------
Interest Income:
     Loans                                                              $ 10,934    $  9,281   $ 30,246    $ 27,322
     Investment securities                                                 1,987       2,728      6,519       5,903
    Interest-bearing deposits                                                107         192        216         619
                                                                        --------    --------   --------    --------
Total interest income                                                     13,028      12,201     36,981      33,844
Interest Expense:
     Deposits                                                              3,330       4,227     10,275      12,616
     FHLB advances and other                                               1,843       1,702      5,553       3,476
     Notes Payable                                                            25          23         47         250
                                                                        --------    --------   --------    --------
Total interest expense                                                     5,198       5,952     15,875      16,342
                                                                        --------    --------   --------    --------
Net interest income                                                        7,830       6,249     21,106      17,502
Provision for loan losses                                                    497         386      1,185       1,124
                                                                        --------    --------   --------    --------
Net interest income after provision for loan losses                        7,333       5,863     19,921      16,378
Non-interest Income:
     Service fees and other charges                                        1,204         968      3,353       2,721
     Dividends on stock and other interest income                            176         234        518         700
     Gain on sale of loans                                                 2,274       1,179      6,590       2,254
     Gain (loss) on sale of securities                                      --            36        919          21
     Insurance commissions                                                   924         810      2,817       2,520
     Trust income                                                             46          32        116          86
     Income from Bank Owned Life Insurance                                   211        --          616        --
     Other non-interest income                                                 4          12         23         131
                                                                        --------    --------   --------    --------
Total Non-interest Income                                                  4,839       3,271     14,952       8,433
Non-interest Expense:
     Compensation and benefits                                             4,281       3,630     11,965      10,428
     Occupancy                                                               758         671      2,227       2,084
     SAIF deposit insurance premiums                                          30          32         85          97
     State franchise tax                                                     272         351        838         996
     Data processing                                                         498         362      1,357       1,053
     Amortization of mortgage servicing rights                               546         512      1,825         777
     Net impairment (recovery) of mortgage servicing rights                 (987)        521       (381)        785
     Amortization of goodwill and other intangibles                           31        --           39         200
     Other non-interest expense                                            1,347       1,105      3,537       3,069
                                                                        --------    --------   --------    --------
Total Non-interest Expense                                                 6,776       7,184     21,492      19,489
                                                                        --------    --------   --------    --------
Income before income taxes                                                 5,396       1,950     13,381       5,322
Income taxes                                                               1,715         568      4,118       1,667
                                                                        --------    --------   --------    --------
Income from continuing operations                                          3,681       1,382      9,263       3,655
Discontinued operations, net of tax                                         --          --         --         9,347
                                                                        --------    --------   --------    --------
Income before cumulative effect of a change in accounting principle        3,681       1,382      9,263      13,002
Cumulative effect of change in method of accounting for goodwill            --          --         --          (194)
                                                                        --------    --------   --------    --------
Net income                                                              $  3,681    $  1,382   $  9,263    $ 12,808
                                                                        ========    ========   ========    ========

Earnings per share:
Basic:
     From continuing operations                                         $   0.61    $   0.22   $   1.54    $   0.57
     Discontinued operations, net of tax                                    --          --         --          1.46
     Cumulative effect of change in method of accounting for goodwill       --          --         --         (0.03)
     Net income                                                         $   0.61    $   0.22   $   1.54    $   2.00

Diluted:
     From continuing operations                                         $   0.58    $   0.21   $   1.47    $   0.55
     Discontinued operations, net of tax                                    --          --         --          1.40
     Cumulative effect of change in method of accounting for goodwill       --          --         --         (0.03)
     Net income                                                         $   0.58    $   0.21   $   1.47    $   1.92

Average Shares Outstanding
Basic                                                                      6,002       6,400      6,033       6,416
Diluted                                                                    6,293       6,652      6,296       6,665




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Financial Summary and Comparison
First Defiance Financial Corp.
                                                                Three months ended                       Nine months ended
                                                                   September 30,                            September 30,
                                                                   -------------                            -------------
(in thousands, except per share data)                             2003        2002     % change    2003         2002       % change
------------------------------------------------------------------------------------------------------------------------------------
Summary of Operations

Tax-equivalent interest income (1)                              13,437       12,405        8.3     38,192       34,326         11.3
Interest expense                                                 5,198        5,952      (12.7)    15,875       16,342         (2.9)
Tax-equivalent net interest income (1)                           8,239        6,453       27.7     22,317       17,984         24.1
Provision for loan losses                                          497          386       28.8      1,185        1,124          5.4
Tax-equivalent NII after provision for loan loss (1)             7,742        6,067       27.6     21,132       16,860         25.3
Securities gains (losses)                                         --             36     (100.0)       919           21      4,276.2
Non-interest income-excluding securities gains ( losses)         4,839        3,235       49.6     14,033        8,412         66.8
Non-interest expense                                             6,776        7,184       (5.7)    21,492       19,489         10.3
Income taxes                                                     1,715          568      201.9      4,118        1,667        147.0
Income from continuing operations                                3,681        1,382      166.4      9,263        3,655        153.4
Tax equivalent adjustment (1)                                      233          204       14.2      1,211          482        151.2
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At Period End
Assets                                                       1,032,942      863,749       19.6
Earning assets                                                 942,776      809,061       16.5
Loans                                                          730,471      553,465       32.0
Allowance for loan losses                                        8,577        7,256       18.2
Deposits                                                       735,407      590,792       24.5
Stockholders' equity                                           123,179      124,888       (1.4)
------------------------------------------------------------------------------------------------------------------------------------
Average Balances
Assets                                                       1,038,188      872,808       18.9    953,934      969,349         (1.6)
Total assets excluding those of discontinued operations      1,038,188      872,808       18.9    953,934      812,728         17.4
Earning assets                                                 945,431      815,924       15.9    877,295      742,175         18.2
Deposits and interest-bearing liabilities                      855,294      696,039       22.9    777,440      674,614         15.2
Loans                                                          713,402      535,149       33.3    645,665      514,353         25.5
Deposits                                                       743,293      593,780       25.2    662,236      575,477         15.1
Stockholders' equity                                           120,536      123,491       (2.4)   120,556      118,247          2.0
Stockholders' equity / assets of continuing operations           11.61%       14.15%     (17.9)     12.64%       14.55%       (13.1)
------------------------------------------------------------------------------------------------------------------------------------
Per Common Share Data
Income from continuing operations
     Basic                                                   $    0.61    $    0.22      178.8  $    1.54    $    0.57        169.4
     Diluted                                                      0.58         0.21      178.5       1.47         0.55        167.5
Dividends                                                         0.15         0.13       15.4       0.45         0.39         15.4
Market Value:
     High                                                    $   26.64    $   21.13       26.1  $   26.64    $   21.44         24.3
     Low                                                         19.46        16.96       14.7      18.43        15.12         21.9
     Close                                                       23.30        17.17       35.7      23.30        17.17         35.7
Book Value                                                       19.56        18.54        5.5      19.55        18.54          5.4
Tangible Book Value                                              16.30        18.00       (9.4)     16.29        18.00         (9.5)
Shares outstanding, end of period (000)                          6,295        6,737       (6.6)     6,295        6,737         (6.6)
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Performance Ratios (annualized-continuing operations only)
Tax-equivalent net interest margin (1)                            3.46%        3.25%       6.3       3.40%        3.37%         1.0
Return on average assets (2)                                      1.41         0.63      123.8       1.29         0.90         43.3
Return on average equity                                         12.14         4.48      171.0      10.22         6.18         65.4
Efficiency ratio (3)                                             51.81        74.15      (30.1)     59.13        73.83        (19.9)
Effective tax rate                                               31.78        29.13        9.1      30.77        31.32         (1.7)
Dividend payout ratio (basic)                                    24.46        59.09      (58.6)     29.31        68.42        (57.2)
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

(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2) Income from continuing operations divided by assets, excluding those of discontinue operations.
(3) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net and asset sales gains, net.
NM Percentage change not meaningful


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Continuing Operations Yield Analysis
First Defiance Financial Corp.
                                                                          Three Months Ended  September 30
                                                       -----------------------------------------------------------------------------
                                                                      2003                                     2002
                                                       ----------------------------------       ------------------------------------
                                                       Average                     Yield        Average                      Yield
                                                       Balance        Interest(1)  Rate(2)      Balance         Interest(1)  Rate(2)
Interest-earning assets:
   Loans receivable                                    $   713,402    $ 10,989      6.11%       $   535,149     $ 9,343       6.93%
   Securities                                              177,730       2,165      4.83%           216,845       2,870       5.25%
   Interest Bearing Deposits                                36,884         107      1.15%            42,200         192       1.81%
   FHLB stock and other                                     17,415         176      4.01%            21,730         234       4.27%
                                                       ------------------------                 ------------------------
   Total interest-earning assets                           945,431      13,437      5.64%           815,924      12,639       6.15%
   Non-interest-earning assets (including assets
of  discontinued operations)                                92,757                                   56,884
Total assets                                           $ 1,038,188                              $   872,808
                                                       ============                             ============
Deposits and Interest-bearing liabilities:
   Interest bearing deposits                           $   691,280    $  3,330      1.91%       $   561,660     $ 4,227       2.99%
   FHLB advances and other                                 154,116       1,843      4.74%           131,913       1,702       5.12%
   Warehouse and term notes payable                          9,898          25      1.00%             2,466          23       3.70%
                                                       ------------------------                 ------------------------
   Total interest-bearing liabilities                      855,294       5,198      2.41%           696,039       5,952       3.39%
   Non-interest bearing deposits                            52,013       -              -            32,120            -          -
                                                       ------------------------                 ------------------------
Total including non-interest-bearing demand deposits       907,307       5,198      2.27%           728,159       5,952       3.24%
Other non-interest-bearing liabilities
(including liabilities of discontinued operations)          10,345                                   21,158
                                                       ------------                             ------------
Total liabilities                                          917,652                                  749,317
   Stockholders' equity                                    120,536                                  123,491
                                                       ------------                             ------------
Total liabilities and stock-holders'equity             $ 1,038,188                              $   872,808
                                                       ============------------                 ============------------
Net interest income; interest rate spread                             $  8,239      3.23%                       $ 6,687       2.75%
                                                                   =======================                  ========================
Net interest margin (3)                                                             3.46%                                     3.25%
                                                                               ===========                              ============
Average interest-earning assets  to average interest
bearing liabilities                                                                  111%                                      117%
                                                                               ===========                              ============




                                                                           Nine Months Ended  September 30
                                                       -----------------------------------------------------------------------------
                                                                       2003                                      2002
                                                       -----------------------------------      -----------------------------------
                                                       Average                     Yield        Average                     Yield
                                                       Balance        Interest(1)  Rate(2)      Balance        Interest(1)  Rate(2)
Interest-earning assets:
   Loans receivable                                    $   645,665    $ 30,418      6.30%       $  514,353       $ 27,485     7.14%
   Securities                                              191,274       7,040      4.92%          152,902          6,222     5.44%
   Interest Bearing Deposits                                22,816         216      1.27%           50,715            619     1.63%
   FHLB stock and other                                     17,540         518      3.95%           24,206            700     3.87%
                                                       ------------------------                 --------------------------
   Total interest-earning assets                           877,295      38,192      5.82%          742,176         35,026     6.31%
   Non-interest-earning assets (including assets
of  discontinued operations)                                76,639                                 227,173
Total assets                                           $   953,934                              $  969,349
                                                       ============                             ===========
Deposits and Interest-bearing liabilities (4):
   Interest bearing deposits                           $   616,617    $ 10,275      2.23%       $  544,206       $ 12,616     3.10%
   FHLB advances and other                                 155,112       5,553      4.79%           90,361          3,476     5.14%
   Warehouse and term notes payable                          5,711          47      1.10%            8,775            250     3.81%
                                                       ------------------------                 --------------------------
   Total interest-bearing liabilities                      777,440      15,875      2.73%          643,342         16,342     3.40%
   Non-interest bearing deposits                            45,619      -              -           31,272          -              -
                                                       ------------------------                 --------------------------
Total including non-interest-bearing demand deposits       823,059       15,875      2.58%          674,614         16,342     3.24%
Other non-interest-bearing liabilities (including
liabilities of discontinued operations)                     10,319                                  176,488
                                                       ------------                             -----------
Total liabilities                                         833,378                                 851,102
   Stockholders' equity                                   120,556                                 118,247
                                                       ------------                             -----------
Total liabilities and stock-holders'equity             $  953,934                               $ 969,349
                                                       ============------------                 ===========---------------

Net interest income; interest rate spread                             $ 22,317      3.09%                        $ 18,684     2.91%
                                                                   =======================                 =========================
Net interest margin (3)                                                             3.40%                                     3.37%
                                                                               ===========                                ==========
Average interest-earning assets  to average interest
bearing liabilities                                                                  113%                                      115%
                                                                               ==========                                 ==========

-------------------------------------------------------------------------------

(1) Interest on certain tax exempt loans and securties is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.

(2) Annualized

(3) Net interest margin is net interest icnome divided by average interest-earning assets.

(4) This analysis does not reflect borrowings to fund discontinued operations for a portion of the nine-months ended September 30, 2003



------------------------------------------------------------------------------------------------------------------------------------
 Selected Quarterly Information
First Defiance Financial Corp.

(in thousands, except per share data)                       3rd Qtr 2003    2nd Qtr 2003  1st Qtr 2003   4th  Qtr 2002 3rd  Qtr 2002
------------------------------------------------------------------------------------------------------------------------------------
Summary of Operations
Tax-equivalent interest income (1)                           $    13,437    $    12,394   $    12,018    $    12,518   $    12,405
Interest expense                                                   5,198          5,320         5,357          5,701         5,952
Tax-equivalent net interest income (1)                             8,239          7,074         6,661          6,817         6,453
Provision for loan losses                                            497            353           335            328           386
Tax-equivalent NII after provision for loan losses (1)             7,742          6,721         6,326          6,489         6,067
Investment securities gains/(losses)                                --              288           631           --              36
Non-interest income (excluding securities gains/losses)            4,839          5,049         4,160          4,518         3,235
Non-interest expense                                               6,776          7,701         7,015          6,702         7,184
Income taxes                                                       1,715          1,246         1,157          1,319           568
Income from continuing operations                                  3,681          2,880         2,718          2,765         1,382
Discontinued operations, net of tax                                 --             --            --             (494)         --
Income before effect of a change in accounting principle            --             --            --            2,271          --
Net income                                                         3,681          2,880         2,718          2,271         1,382
Tax equivalent adjustment (1)                                        233            233           227            221           204
------------------------------------------------------------------------------------------------------------------------------------
At Period End
Total assets                                                 $ 1,032,942    $ 1,048,614   $   896,576    $   884,245   $   863,749
Total assets excluding those of discontinued operation         1,032,942      1,048,614       896,576        884,245       863,749
Earning assets                                                   925,187        944,052       821,678        819,599       809,061
Loans                                                            730,471        708,215       594,431        583,873       553,465
Allowance for loan losses                                          8,577          8,105         7,924          7,496         7,256
Deposits                                                         735,407        751,705       607,966        599,573       590,792
Stockholders' equity                                             123,179        121,585       120,147        120,110       124,888
Stockholders' equity/ ssets of continuing operations               11.93%         11.59%        13.40%         13.58%        14.46%
Goodwill                                                          20,548         20,412         3,658          3,636         3,602
------------------------------------------------------------------------------------------------------------------------------------
Average Balances (2)
Total assets                                                 $ 1,038,188    $   939,077   $   884,538    $   877,940   $   872,808
Total assets excluding those of discontinued operation         1,038,188        939,077       884,538        877,940       872,808
Earning assets                                                   945,431        865,144       821,307        818,903       815,924
Deposits and interest-bearing liabilities                        855,294        808,433       715,095        743,588       696,039
Loans                                                            713,402        633,755       589,837        560,363       535,149
Deposits                                                         743,293        649,550       593,863        596,053       593,780
Stockholders' equity                                             120,536        120,888       120,253        121,519       123,491
Stockholders' equity/assets of continuing operations               11.61%         12.87%        13.60%         13.84%        14.15%
------------------------------------------------------------------------------------------------------------------------------------
Per Common Share Data
Basic:
From continuing operations                                   $      0.61    $      0.48   $      0.45    $      0.45  $       0.22
Discontinued operations, net of tax                                 --              --            --           (0.08)          --
Net income                                                          0.61           0.48          0.45           0.37          0.22

Diluted:
From continuing operations                                   $      0.58    $      0.46   $      0.43    $      0.43  $       0.21
Discontinued operations, net of tax                                 --              --            --           (0.08)          --
Net income                                                          0.58           0.46          0.43           0.35          0.21
Dividends                                                           0.15           0.15          0.15           0.15          0.13

Market Value:
High                                                         $     26.64   $     20.55    $     20.67    $     19.70   $     21.13
Low                                                                19.46         18.56          18.21          15.78         16.96
Close                                                              23.30         19.84          18.55          18.90         17.17
Book Value                                                         19.56         19.36          18.93          18.73         18.54
Shares outstanding, end of period (000)                            6,295         6,281          6,347          6,412         6,737
------------------------------------------------------------------------------------------------------------------------------------
Performance Ratios (annualized- continuing operations only)
Tax-equivalent net interest margin                                  3.46%         3.36%         3.37%           3.40%         3.25%
Return on average assets (3)                                        1.41          1.23          1.23            1.26          0.63
Return on average equity                                           12.14          9.53          9.04            9.10          4.48
Efficiency ratio (4)                                               51.81         62.63         64.84           59.12         73.88
Effective tax rate                                                 31.78         30.20         29.86           32.30         29.13
Dividend payout ratio (basic)                                      24.46         31.25         33.33           33.33         59.09
------------------------------------------------------------------------------------------------------------------------------------

(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)  Average balances do not reflect borrowings to fund discontinued operations
(3) Income from continuing operations divided by assets, excluding assets of discontinued operations
(4) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net and asset sales gains, net.


------------------------------------------------------------------------------------------------------------------------------------
 Selected Quarterly Information
First Defiance Financial Corp.

(in thousands, except per share data)                       3rd Qtr 2003   2nd Qtr 2003   1st Qtr 2003  4th  Qtr 2002  3rd  Qtr 2002
------------------------------------------------------------------------------------------------------------------------------------
Loan Portfolio Composition
One to four family residential real estate                  $ 165,914       $ 167,412      $ 149,717     $ 157,691      $ 165,113
Construction                                                   16,457          15,559         13,342        15,357         11,646
Commercial real estate                                        321,602         307,871        252,939       227,754        202,069
Commercial                                                    130,001         124,332        106,650       104,070         96,537
Consumer finance                                               40,532          42,189         35,938        37,579         38,725
Home equity and improvement                                    63,853          59,450         53,860        49,889         46,577
                                                            ---------       ---------      ---------     ---------      ---------
Total loans                                                   738,359         716,813        612,446       592,340        560,667
Less:
   Loans in process                                             6,713           7,431          5,407         7,255          6,049
   Deferred loan origination fees                               1,175           1,167          1,217         1,212          1,134
  Allowance for loan loss                                       8,577           8,105          7,924         7,496          7,256
                                                            ---------       ---------      ---------     ---------      ---------
Net Loans                                                   $ 721,894       $ 700,110      $ 597,898     $ 576,377      $ 546,228
                                                            =========       =========      =========     =========      =========

------------------------------------------------------------------------------------------------------------------------------------
Allowance for loan loss activity
Beginning allowance                                         $   8,106       $   7,924      $   7,496     $   7,256      $   7,028
Provision for loan losses                                         497             353            335           328            386
   Credit loss charge-offs:
     One to four family residential real estate                  --                18           --              28             18
     Commercial real estate                                      --               162           --            --              110
     Commercial                                                    52              38             25            16             20
     Consumer finance                                              45              38             50            86             64
     Home equity and improvement                                 --              --             --            --             --
                                                            ---------       ---------      ---------     ---------      ---------
Total charge-offs                                                  97             256             75           130            212
Total recoveries                                                   71              85            168            42             54
                                                            ---------       ---------      ---------     ---------      ---------
Net charge-offs/(recoveries)                                       26             171            (93)           88            158
                                                            ---------       ---------      ---------     ---------      ---------
Ending allowance                                            $   8,577       $   8,106      $   7,924     $   7,496      $   7,256
                                                            =========       =========      =========     =========      =========

------------------------------------------------------------------------------------------------------------------------------------
Credit Quality
Non-accrual loans                                           $   2,975       $   3,273      $   2,756     $   2,525      $   3,287
Loans over 90 days past due and still accruing                   --              --             --            --             --
                                                            ---------       ---------      ---------     ---------      ---------
 Total non-performing loans (1)                                 2,975           3,273          2,756         2,525          3,287
Real estate owned (REO)                                           324              63             59           206            371
                                                            ---------       ---------      ---------     ---------      ---------
 Total non-performing assets (1)                            $   3,299       $   3,336      $   2,815     $   2,731      $   3,658
                                                            =========       =========      =========     =========      =========
Net charge-offs                                                    26             171            (93)           88            158

Allowance for loan losses/ oans                                  1.19%           1.16%          1.34%         1.32%          1.33%
Allowance for loan losses/non-performing assets                259.99          242.96         281.49        274.48         198.36
Allowance for loan losses/non-performing loans                 288.30          247.63         287.52        296.87         220.75
Non-performing assets/loans plus REO                             0.46            0.48           0.48          0.48           0.67
Non-performing assets/total assets of continuing operation       0.32            0.32           0.31          0.31           0.42
Net charge-offs/average loans ( annualized)                      0.01            0.11          (0.06)         0.06           0.12

------------------------------------------------------------------------------------------------------------------------------------
Deposit Balances
Non-interest-bearing demand deposits                        $  52,190       $  51,798      $  47,673     $  43,936      $  34,542
Interest-bearing demand deposits and money market             215,641         212,123        172,740       170,354        165,405
Savings deposits                                               51,532          51,693         41,375        39,363         39,569
Time deposits less than $100,000                              324,262         341,880        264,938       282,464        276,296
Time deposits greater than $100,000                            91,782          94,211         81,240        63,456         74,980
                                                            ---------       ---------      ---------     ---------      ---------
Total deposits                                              $ 735,407       $ 751,705      $ 607,966     $ 599,573      $ 590,792
                                                            =========       =========      =========     =========      =========

------------------------------------------------------------------------------------------------------------------------------------

     (1) Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired under the criteria of FASB Statement No. 114. Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.